Exhibit 8.1 - Significant subsidiaries

	Country of		Percent
Name of company	incorporation	Principal activities	owned

Drilling unit owning companies
Seadrill Deepwater Rigs Ltd	Bermuda	Owner of West Phoenix and West Eminence	100
Seadrill Deepwater Units Ltd	Bermuda	Owner of West Navigator	100
Seadrill Deepwater Drillship Ltd	Cayman Islands	Owner of West Capella	100
Subsea Drilling (IV) Ltd	Cyprus	Owner of West Aquarius	100
Subsea Drilling V Inc	Liberia	Owner of West Capricorn and West Orion	100
Seadrill Hungary Kft	Hungary	Owner of West Sirius	100
Atlas Drilling (S) Pte Ltd	Singapore	Owner of West Triton and West Atlas	100
Seadrill Larissa Ltd	Cyprus	Owner of West Larissa	100
Seadrill Norge AS	Norway	Owner of West Alpha, West Epsilon and	100
		West Venture
Seadrill Janus Ltd	Cyprus	Owner of West Janus	100
Seadrill Jack-Ups Ltd	Bermuda	Owner of West Callisto, West Juno and	100
		West Leda
Seadrill Ariel Ltd	Liberia	Owner of West Ariel	100
Seadrill Tender Rig Ltd	Bermuda	Holding company and owner of West	100
		Alliance, West Berani, West Berani III, West Menang, West Pelaut, T-4, T-7, T-8 and T-11
Seadrill Tender Rigs Pte Ltd	Singapore	Owner of West Setia and T-12	100
Seadrill Gemini Ltd	Bermuda	Owner of West Gemini	100
Seawell Limited	Bermuda	Holding company of Seawell Group	73.8
Rig Finance II Ltd *	Bermuda	Owner of West Prospero	0 *
SFL Polaris Ltd *	Bermuda	Owner of West Polaris	0 *
SFL Deepwater Ltd *	Bermuda	Owner of West Taurus and West Hercules	0 *

Contracting and management companies

Seadrill Offshore AS	Norway	Drilling services contractor	100
Seadrill Management AS	Norway	Management company	100
Seadrill Americas Inc	USA	Drilling services contractor and technical services company	100
Seadrill Servicos de Petroleo Ltda	Brazil	Drilling services contractor	100
Seadrill Asia Ltd	Hong Kong	Drilling services contractor, holding company and owner of West Vencedor	100
Seadrill Offshore Singapore Ltd	Singapore	Management company	100
Seadrill Deepwater Crewing Ltd	Bermuda	Crewing company	100
Seadrill Management (S) Pte Ltd	Singapore	Management company	100
Seadrill Management Services Ltd	British Virgin Islands	Management company	100

* Company consolidated as a Variable Interest Entity, in which Seadrill holds the primary interest.